CMA PENNSYLVANIA

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA PENNSYLVANIA MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-296,328,910	608,558,299	304,279,151	600,608,061	6,649,577		607,257,638
	Terry K. Glenn	-296,929,041	608,558,299	304,279,151	601,208,192	6,049,446		607,257,638
	Cynthia A. Montgomery	-296,318,786	608,558,299	304,279,151	600,597,937	6,659,701		607,257,638
	Charles C. Reilly	-296,624,241	608,558,299	304,279,151	600,903,392	6,354,246		607,257,638
	Kevin A. Ryan	-295,949,724	608,558,299	304,279,151	600,228,875	7,028,763		607,257,638
	Roscoe S. Suddarth	-296,151,186	608,558,299	304,279,151	600,430,337	6,827,301		607,257,638
	Richard R. West	-296,333,274	608,558,299	304,279,151	600,612,425	6,645,213		607,257,638
	Edward D. Zinbarg	-296,886,854	608,558,299	304,279,151	601,166,005	6,091,633		607,257,638

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-180,428,738	608,558,299	405,725,533	586,154,271	14,450,614	6,652,753	607,257,638
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-279,104,892	608,558,299	304,279,151	583,384,043	18,081,110	5,792,485	607,257,638
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG